First Amendment to Credit Agreement
This First Amendment to Credit Agreement (this “Amendment”), dated as of June 11, 2012, is between Plantronics, Inc., a Delaware corporation (“Borrower”), and Wells Fargo Bank, National Association, a national banking association (“Bank”).
Recitals
A.    Borrower and Bank have previously entered into that certain Credit Agreement, dated as of May 9, 2011 (the “Credit Agreement”).
B.    Borrower has requested that Bank amend certain provisions of the Credit Agreement and, in response to the request of Borrower, and in reliance upon the representations made in support thereof, and the other terms and provisions of this Amendment, the parties hereto desire to amend the Credit Agreement as set forth below on the terms and conditions contained herein.
Now, Therefore, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
1.    Defined Terms. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.
2.    Amendments to the Credit Agreement.
(a)    Clause (d) of the definition “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
(d)    Borrower shall have notified Bank not less than 30 days prior to the consummation of any such Acquisition and furnished to Bank such details as to such Acquisition (including sources and uses of funds therefor) as Bank reasonably requests, and 3‑year historical financial information and 3‑year pro forma financial forecasts of the Acquired Business on a stand alone basis as well as of Borrower on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to Bank demonstrating satisfaction of the condition described in clause (e) below; provided that, with respect to Acquisitions for which the aggregate Total Consideration paid by Borrower, Borrower's Subsidiaries and Borrower's affiliates for the Acquired Business does not exceed Five Million Dollars ($5,000,000), individually, or Ten Million Dollars ($10,000,000), when aggregated with all Acquisitions made during such fiscal year, Borrower shall be required to notify Bank prior to the consummation of such Acquisition but Borrower shall not be required to deliver to Bank the sources and uses of funds for such Acquisition, 3‑year historical financial information, 3‑year pro forma financial forecasts of the Acquired Business on a stand alone basis as well as of Borrower on a consolidated basis after giving effect to the Acquisition or provide covenant compliance calculations reasonably satisfactory to Bank demonstrating satisfaction of the condition described in clause (e) below;

(b)    Section 6.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
Section 6.2.    Capital Expenditures. Make any additional investment in fixed assets (a) in Borrower's fiscal year ending March 31, 2012 in excess of an aggregate of Thirty Million Dollars ($30,000,000.00), (b) in Borrower's fiscal year ending March 30, 2013 in excess of an aggregate of Sixty Million Dollars ($60,000,000.00), or (c) in any fiscal year ending after March 30, 2013 in excess of Forty Million Dollars ($40,000,000.00); provided that the foregoing shall not apply to (x) expenditures from insurance proceeds to rebuild or replace an asset after a casualty loss or (y) leasehold improvement expenditures for which Borrower is reimbursed promptly by the related lessor.
3.    Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) that all of the following conditions precedent have been satisfied:
(a)    Bank shall have received an original counterpart of this Amendment, duly executed and delivered by Borrower;
(b)    Bank shall have received an original counterpart to the Consent and Reaffirmation attached hereto, duly executed and delivered by Frederick Electronics Corporation;
(c)    Each of the representations and warranties of Borrower in Section 4 of this Agreement shall be true, correct and accurate as of the Effective Date;
(d)    Bank shall have received payment for all attorneys' fees and expenses incurred in connection with the preparation and negotiation of this Amendment; and
(e)    All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Bank and its counsel.
4.    Representations, Warranties and Agreements. Borrower hereby represents, warrants and agrees in favor of Bank as follows:
(a)    No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby);
(b)    The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Credit Agreement and the other Loan Documents to which Borrower is a party constitutes and continues to constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;
(c)    All of the representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and will be true and correct on the Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);
(d)    Borrower is entering into this Amendment on the basis of Borrower's own business judgment, without reliance upon Bank or any other Person; and

(e)    Borrower acknowledges and agrees that the execution and delivery by Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Bank or any other Person to execute similar agreements under the same or similar circumstances in the future. Bank has no obligation to Borrower or any other Person to further amend provisions of the Credit Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Credit Agreement (and the other Loan Documents) are and shall remain in full force and effect.
5.    General Provisions.
(a)    Upon the effectiveness of this Amendment, all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall refer to the Credit Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Loan Document. THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 8.10 (GOVERNING LAW; JURISDICTION; ETC.) AND SECTION 8.11 (ARBITRATION) OF THE CREDIT AGREEMENT, WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.
(b)    This Amendment is made pursuant to Section 8.5 of the Credit Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
(c)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.
(e)    Each of the parties hereto acknowledge and agree that the execution and delivery of this Amendment by the Bank shall not be deemed to create a course of dealing or otherwise obligate the Bank or any other Person to execute similar agreements under the same or similar circumstances in the future. The Bank has no obligation to the Borrower or any other Person to further amend provisions of the Credit Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Credit Agreement (and the other Loan Documents) are and shall remain in full force and effect.
[Document continues with signature pages.]

In Witness Whereof, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as of the date first written above.

Borrower:

Plantronics, Inc.,
a Delaware corporation

By:    /s/ Barbara Scherer
Name:    Barbara Scherer
Title:    SVP & CFO

Bank:

Wells Fargo Bank, National Association,
a national banking association

By:    /s/ Marci Davis
Name:    Marci Davis
Title:    VP, Relationship Manager